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                                                                   Exhibit 10.16

                                                   Dated as of November 26, 1999
Between:

CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC ("Buyer")
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and

WILSHIRE FUNDING CORPORATION ("Seller")
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1. APPLICABILITY

     From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2. DEFINITIONS

     (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investors Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or
          (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party's inability to pay such party's debts as they become due;

     (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

     (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Buyer's Margin Percentage to the Repurchase Price for such Transaction as of such date;


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     (d)  "Buyer's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Seller's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

     (e)  "Confirmation", the meaning specified in Paragraph 3(b) hereof;

     (f) "Income", with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

     (g)  "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

     (h)  "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

     (i) "Margin Notice Deadline", the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

     (j) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

     (k) "Price Differential", with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360-day-per-year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

     (l) "Pricing Rate", the per annum percentage rate for determination of the Price Differential;

     (m) "Prime Rate", the prime rate of U.S. commercial banks as published in THE WALL STREET JOURNAL (or, if more than one such rate is published, the average of such rates);

     (n) "Purchase Date", the date on which Purchased Securities are to be transferred by Seller to Buyer;

     (o) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

     (p) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

     (q) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

     (r) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

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     (s)  "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of the Seller's Margin Percentage to the Repurchase Price for such Transaction as of such date;

     (t) "Seller's Margin Percentage", with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer's Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

3.   INITIATION; CONFIRMATION; TERMINATION

     (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

     (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer or Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

     (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against transfer of the Repurchase Price to an account of Buyer.

4.   MARGIN MAINTENANCE

     (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

     (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such



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          cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

     (c)  If any notice is given by Buyer or Seller under subparagraph (a) or
          (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

     (d) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by the Buyer and Seller.

     (e) Seller and buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) or (b) of this Paragraph may be exercised only where a Margin Deficit or a Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

     (f) Seller and Buyer may agree with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) or (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or a Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.   INCOME PAYMENTS

     Seller shall be entitled to receive an amount equal to all income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would so be entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.   SECURITY INTEREST

     Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all income thereon and other proceeds thereof.

7.   PAYMENT AND TRANSFER

     Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and



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     such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of the Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.   SEGREGATION OF PURCHASED SECURITIES

     To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller's interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

     REQUIRED DISCLOSURE FOR TRANSACTIONS IN WHICH THE SELLER RETAINS CUSTODY OF THE PURCHASED SECURITIES

          Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If the Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

          *Language to be used under 17 C.F.R. SECTION 403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

          **Language to be used under 17 C.F.R. SECTION 403.5(d) if Seller is a financial institution.

9.   SUBSTITUTION

     (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

     (b) In transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; PROVIDED, HOWEVER, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.  REPRESENTATIONS

     Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligation hereunder and has taken all necessary action to authorize such execution, delivery and performance,



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     (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for the disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.  EVENTS OF DEFAULT

     In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day's notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

     (a) The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Involvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

     (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations in such Transactions to repurchase all Purchased Securities, at the Repurchased Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable,
          (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession or control.

     (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

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     (d)  If the nondefaulting party exercises or is deemed to have exercised the option referred to in sub-paragraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

          (i) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

          (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

          Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

     (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

     (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

     (g)  The defaulting party shall be liable to the nondefaulting party for
          (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

     (h) To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full



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          by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party's rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

     (i) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.  SINGLE AGREEMENT

     Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.  NOTICES AND OTHER COMMUNICATIONS

     Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.  ENTIRE AGREEMENT; SEVERABILITY

     This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.  NON-ASSIGNABILITY; TERMINATION

     (a) The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

     (b) Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

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17.  NO WAIVERS, ETC.

     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.  USE OF EMPLOYEE PLAN ASSETS

     (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

     (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

     (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.  INTENT

     (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

     (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

     (c) The parties agree and acknowledge that if a party hereto is an "insured depository institution," as such term is defined in the Federal Deposit Insurance Act, as amended ("FDIA"), then each Transaction hereunder is a "qualified financial contract," as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

     (d) It is understood that this Agreement constitutes a "netting contract" as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a "covered contractual payment entitlement" or "covered contractual payment obligation", respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a "financial institution" as that term is defined in FDICIA).

20.  DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

     The parties acknowledge that they have been advised that:

     (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

     (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

     (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.


CREDIT SUISSE FIRST BOSTON
MORTGAGE CAPITAL LLC                      WILSHIRE FUNDING CORPORATION

[Name of Party]                          [Name of Party]

By:        [illegible]                   By:         [illegible]
   --------------------------                 ---------------------------
Title:     Managing Director             Title:          CFO
      -----------------------                  --------------------------
Date:          11/16/99                  Date:      November 12, 1999
    -------------------------                 ---------------------------

                                     ANNEX I

                        SUPPLEMENTAL TERMS AND CONDITIONS
                             (MORTGAGE CAPITAL/WFC)

         Pursuant to the terms of the Master Repurchase Agreement (the printed text only, the "Master Repurchase Agreement" and together with this Annex and any other Annexes and Exhibits thereto, the "Agreement") dated as of November 26, 1999 (the "Restatement Date"). Buyer and Seller agree to be governed by the Supplemental Terms and Condition stated herein. The Agreement amends, restates and consolidates in their entirety (a) the Master Repurchase Agreement (Commercial) dated as of June 16, 1997 between Wilshire Financial Corporation ("WFC or Seller") and Credit Suisse First Boston Mortgage Capital LLC ("Buyer") relating to commercial mortgage loans and commercial real property (the "Original Commercial Agreement") and (b) the Master Repurchase Agreement dated June 16, 1997, between WFC and Buyer relating to residential mortgage loans, residential real property and manufactured home installment contracts (the "Original Residential Agreement" and, together with the Original Commercial Agreement, the "Original Agreements"). The Transactions under the Original Agreements (the "Original Transactions") shall, as of the Restatement Date, be replaced by the New Transactions referred to below. The New Transactions and the Rollover Transactions referred to below shall be governed by the Agreement. All capitalized terms used in these Supplemental Terms and Conditions that are defined in the Master Repurchase Agreement are used herein as defined therein, except to the extent such terms are amended or supplemented herein. Reference is made to Section 6 hereof for the meaning of additional defined terms used herein. To the extent that any provisions in these Supplemental Terms and Conditions are in conflict with provisions contained in the Master Repurchase Agreement, the provisions of these Supplemental Terms and Conditions shall prevail.

         1. SPECIFIC TRANSACTIONS ONLY. (a) Unless otherwise agreed by Buyer and Seller, the only Transactions under the Agreement shall be (i) new Transactions (the "New Transactions") entered into as of the Restatement Date covering the Purchased Securities that were then subject to Original Transactions and (ii) the Rollover Transactions described below. Each New Transaction shall have a term of approximately one month, and shall have a Purchase Price equal to the Repurchase Price (determined as of the Restatement Date without any Breakage Costs) applicable to the Original Transaction for the corresponding Purchased Security (subject to adjustment to give effect to the payments and fee described in Section 2 below). Unless
(x) an Event of Default shall have occurred, (y) Seller directs Buyer not to do so, or (z) Seller shall have paid the applicable Repurchase Price for the relevant Transaction, Buyer shall with respect to each Transaction enter into successive additional monthly Transactions (the "Rollover Transactions") for the Purchased Securities covered by such Transaction; PROVIDED, HOWEVER, that Buyer shall have no obligation to enter into any Transaction with a Repurchase Date later than the first anniversary of the Restatement Date. Neither Buyer nor Seller shall have any obligation to enter into any Transaction under the Agreement other than the Transactions described above in this Section 1(a).

         The Pricing Rate for all Transactions, unless otherwise agreed in connection with a specific Transaction, shall be a per annum rate equal to LIBOR plus the following respective per annum rate for Transactions covering the following types of Purchased Securities (all of which are Contracts):


TYPE OF PURCHASED SECURITIES            PER ANNUM RATE

Commercial Performing                        2.25%
Commercial Non-Performing                    3.00%
Residential First Loan Contract              1.50%
Residential Junior Loan Contract             1.90%
Residential Non-Performing                   2.50%
Residential Manufactured                     1.90%

                  2. PAYMENTS AND FEES. (a) On November 16, 1999, Seller wired immediately available funds to Buyer in the amount of $1,693,043.53, which payment was applied to the outstanding Margin Deficits (as such term is defined in the Original Agreements) under the Original Agreements as of the Restatement Date.

                  (b) On the Restatement Date, Buyer shall be entitled to a facility fee in the amount of 0.5% of the New Transaction Purchase Prices (determined after giving effect to the payments described in Section 2(a) above and before giving effect to such fee), which shall be added to and be part of the respective Purchase Prices under the New Transactions.

                  3. MARKET VALUE. (a) The text of Paragraph 2(j) of the Master Repurchase Agreement is replaced in its entirety with the following:

                   "`Market Value', with respect to any Securities as of any date, the price of such Securities as determined by Buyer in its good faith judgment;"

                  (b) Buyer shall provide to Seller, at Seller's request and for information purposes only, the assumptions used by Buyer to determine the Market Value of the Purchased Securities for each new determination of Market Value.

                  4. MARGIN MAINTENANCE. (a) The Margin Notice Deadline shall be 10 AM, New York City time. The Buyer's Margin Percentage with respect to each Transaction under the Agreement shall be equal to the Buyer's Margin Percentage with respect to the final Original Transaction for the corresponding Purchased Security as specified in the relevant Confirmation.

                  (b) Paragraph 4 of the Master Repurchase Agreement is amended by deleting subparagraphs (d), (e) and (f) of such Paragraph. Neither party shall be required to comply with the provisions of subparagraph (b) of Paragraph 4, which subparagraph is preserved solely for the purpose of providing a definition of the term "Margin Excess."

                  (C) Notwithstanding anything to the contrary contained in the Agreement, Seller shall not be required to eliminate any Margin Deficit pursuant to Paragraph 4(a) except to the extent, if any, that the amount of such Margin Deficit exceeds the amount of any Margin Excess (as such term is defined in the MBS Agreement) existing at such time under the MBS Agreement.

                  (d) The Custodial Agreement shall set forth further terms and provisions relating to Buyer's and Seller's rights and obligations under Paragraph 4 of the Master Repurchase Agreement.

                  5. INCOME PAYMENTS. The text of Paragraph 5 of the Master Repurchase Agreement is replaced in its entirety with the following:

                  "Buyer shall be entitled to receive and retain an amount equal to all Income and other proceeds (including sale and refinancing proceeds) paid, distributed, received or otherwise realized from, on or in respect of the Securities (after deduction for any required tax or other third-party payments), and shall apply all such amounts in the following order: first to pay any unpaid accrued Price Differentials; second, to pay any amounts due from Seller as a result of principal paydowns, or changes in the Market Value, of Purchased Securities; and then, to pay any other amounts owing by Seller under the Agreement or in respect of any Transaction (in such order as Buyer shall determine in its sole discretion)."

                  6. ADDITIONAL DEFINITIONS.

                    "AFFILIATE" With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities (including, without limitation, partnership interests), by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "BREAKAGE COSTS" shall have the meaning assigned thereto in
Section 29 hereof.

                  "BREAKAGE PERIOD" shall have the meaning assigned thereto in
Section 29 hereof.

                  "BREAKAGE RATE" shall have the meaning assigned thereto in
Section 29 hereof.

                  "BUSINESS DAY" shall mean any day other than (i) a Saturday or a Sunday or (ii) another day on which banking institutions in the cities of Portland, Oregon or New York, New York are authorized or obligated by law, executive order, or governmental decree to be closed.

                  "COLLATERALIZATION AGREEMENT" shall mean the Collateralization Agreement dated as of the Restatement Date between Seller and Credit Suisse First Boston Corporation, an Affiliate of CSFB.

                  "COMMERCIAL CONTRACT" shall mean a Contract that was a Purchased Security under the Original Commercial Agreement, and any Contract that constitutes proceeds of such a Purchased Security.

                  "COMMERCIAL EXHIBIT A" shall mean Exhibit A to the Original Commercial Agreement (with all defined terms used therein having the meanings ascribed thereto in the Original Commercial Agreement).

                  "COMMERCIAL EXHIBIT B" shall mean Exhibit B to the Original Commercial Agreement (with all defined used therein have the meanings ascribed thereto in the Original Commercial Agreement).

                  "CONTRACTS" shall mean (i) mortgage loans secured by a first or junior mortgage on real property and related personal property, (ii) certain real property and related personal property and (iii) manufactured housing retail installment contracts and installment loan agreements, all to the extent such loans, property or contracts constituted Purchased Securities under an Original Agreement. Each such Contract includes, without limitation, all Records relating to such Contract and all related security interests, Related Assets, and any and all rights to receive payments thereunder and all proceeds thereof (including, without limitation, any recourse rights against third persons) from and after the related Purchase Date.

                  "CSFB" shall mean Credit Suisse First Boston Mortgage Capital LLC.

                  "CUSTODIAL AGREEMENT" shall refer to the Second Amended and Restated Custodial and Servicing Agreement dated as of June 16, 1997, as amended as of the Restatement Date, by and among Buyer, Seller and Custodian, providing for the custody and the servicing of the Contracts.

                  "CUSTODIAN" shall refer to Bankers Trust Company of California, N.A., in its capacity as custodian under the Custodial Agreement, or any successor or any permitted assigns.

                  "GUARANTOR" shall mean WFSG, or any successor thereto.

                  "GUARANTY AGREEMENT" shall mean the Guaranty dated as of the Restatement Date issued by WFSG for the benefit of the Buyer.

                  "LIBOR" shall mean the offered rate for United States dollars with a maturity of one month which appears on Telerate as of 9 AM, New York City time, as determined by Buyer (absent manifest error) on the Purchase Date for the relevant Transaction; PROVIDED, HOWEVER, that if such rate does not appear on the Dow Jones Telerate Service page 3750 (or such other page as may replace that page on that service) or if such service is no longer offered, the rate for United States dollars with a maturity of one month quoted by such other comparable service as may be selected by Buyer.

                  "MBS AGREEMENT" shall mean the Global Master Repurchase Agreement dated as of November 13, 1996 between Seller and Credit Suisse First Boston (Hong Kong) Limited, as amended, modified, restated or supplemented from time to time, relating to mortgage-backed securities; PROVIDED, HOWEVER that if such Global Master Repurchase Agreement is replaced by a Master Repurchase Agreement between Seller and Credit Suisse First Boston (Europe) Limited, such Master Repurchase Agreement, as amended, modified, restated or supplemented from time to time shall be the MBS Agreement.

                  "NON-PERFORMING" (i) with respect to a Commercial Contract, has the meaning ascribed to such term in the Original Commercial Agreement and
(ii) with respect to a Residential Contract, has the meaning ascribed to such term in the Original Residential Agreement.

                  "OBLIGOR" shall mean each Person who is indebted under a Contract.

                  "PERFORMING" shall mean any Contract that is not Non-Performing as of the date of determination.

                  "PERSON" shall mean any legal person, including any individual, corporation, partnership, association, joint-stock company, trust, limited liability company, unincorporated organization, governmental entity or other entity of similar nature

                  "RECORDS" shall mean, with respect to any Contract, all documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards and related property and rights) relating to such Contract.

                  "RELATED ASSETS" shall mean, with respect to any Contract, (i) Seller's security interest in the related real and personal property (including all improvements, fixtures, equipment and articles of personal property located on such real property and all rents, issues, profits and income derived from the operation of such real property, and in the case of a Contract relating to a manufactured home, such manufactured home) and rights, remedies, powers and privileges under the related mortgage or other security instrument, (ii) Seller's rights, remedies, powers and privileges under such Contract, including any personal guaranty thereof, (iii) Seller's rights, remedies, powers and privileges under the Agreement and the Custodial Agreement and any servicing agreement, (iv) Seller's rights, remedies, powers and privileges under the Insurance Policies (as defined in the Custodial Agreement), and (v) all proceeds of the foregoing.

                  "REO SUBSIDIARY PLEDGE AGREEMENT" shall mean the REO Subsidiary Pledge Agreement dated June 16, 1997, as amended as of the Restatement Date, between Buyer and Seller.

                  "RESIDENTIAL CONTRACT" shall mean a Contract that was a Purchased Security under the Original Residential Agreement, and any Contract that constitutes proceeds of such a Purchased Security.

                  "RESIDENTIAL EXHIBIT A" shall mean Exhibit A to the Original Residential Agreement (with all defined terms used therein having the meanings ascribed thereto in the Original Residential Agreement).

                  "RESIDENTIAL EXHIBIT B" shall mean Exhibit B to the Original Residential Agreement (with all defined used therein have the meanings ascribed thereto in the Original Residential Agreement).

                  "SECURITIES" shall mean, notwithstanding the definition set forth in Paragraph 1 of the Repurchase Agreement, Contracts purchased pursuant to this Agreement.

                  "SERVICER" shall refer to WSC, WCC or WFC, or their respective successors.

                  "SERVICING LETTER AGREEMENT" means the letter agreement dated as of June 16, 1997, as amended as of the Restatement Date, among Buyer and each Servicer, relating to the servicing of the Contracts and other real property.

                  "TRANSACTION DOCUMENTS" means this Agreement, the Custodial Agreement, the Servicing Letter Agreement and any related agreements.

                  "WCC" shall mean Wilshire Credit Corporation.

                  "WFSG" shall mean Wilshire Financial Services Group Inc.

                  "WREI" shall mean, collectively, Wilshire Real Estate Investment Inc. and its subsidiaries.

                  "WSC" shall mean Wilshire Servicing Corporation.

         7.       BACKUP SECURITY INTEREST.

                           (a) In the event that, for any reason, any
Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that Seller shall have granted to Buyer a security interest in all of the Purchased Securities, which security interest is not subject to any prior security interests created under the Uniform Commercial Code in the appropriate jurisdiction.

                           (b) Seller shall pay all fees and expense associated
with perfecting and maintaining such security interest including, without limitation, the cost of filing financing statements and continuation statements under the Uniform Commercial Code and the recording of any assignment of Mortgage in the appropriate jurisdiction as and when required thereunder or specified by Buyer.

                           (c) In the event that Buyer elects to engage in
repurchase transactions with the Purchased Securities or otherwise elects to pledge or hypothecate the Purchased Securities, Seller shall, at the request of Buyer and at the expense of Seller, do and perform such acts and things necessary to enable the Custodian to do and perform such further acts and things and to execute and deliver to Buyer and its counterparty such additional documents, acknowledgments, powers and instruments as are reasonably required by Buyer in connection with such transaction and such counterparty, it being understood and agreed that Seller will retain all servicing rights in respect of any Purchased Securities so transferred.

         8.       REPRESENTATIONS; COVENANTS.

                           (a) Each party represents and warrants, and shall on
and as of the Purchase Date for any Transaction and on and as of each date thereafter through the related Repurchase Date be deemed to represent and warrant, as follows:

                              (i) The execution, delivery and performance of the Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or en-cumbrance (other than pursuant hereto) upon or with respect to any of its properties in favor of any Person other than Buyer; and

                              (ii) The Agreement is, and each Transaction when entered into under the Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of the Agreement.

         (b) Seller hereby makes, and on and as of the Purchase Date of any Transaction and on and as of each date thereafter through the related Repurchase Date shall be deemed to have made, the representations and warranties to Buyer set forth in (i) as to Transactions for Purchased Securities which are Commercial Contracts, Commercial Exhibit A and Commercial Exhibit B and (ii) as to Transactions for Purchased Securities which are Residential Contracts, Residential Exhibit A and Residential Exhibit B. The representations and warranties set forth herein shall survive transfer of the Purchased Securities to the Buyer and shall continue for so long as the Purchased Securities are subject to this Agreement. In the event Buyer engages in a repurchase transaction with any of the Purchased Securities or otherwise pledges or hypothecates any of the Purchased Securities, Buyer shall have the right to assign to Buyer's counterparty any representations or warranties in Commercial Exhibit B or Residential Exhibit B, as the case may be, as they relate to the Purchased Securities that are subject to such repurchase transaction; PROVIDED, HOWEVER, that Buyer hereby represents and warrants that so long as this Agreement is in effect, any repurchase transaction entered into between Buyer and a counterparty with respect to Contracts which are the subject of a Transaction hereunder shall not permit such counterparty to assert a breach of an assigned representation or warranty made by Seller with respect to such Contracts (as set forth in Commercial Exhibit B or Residential Exhibit B, as the case may be) against Seller unless Buyer is in default of its obligations under such repurchase transaction.

         (c) Buyer represents and warrants that (i) it is a separate and independent corporate entity from the custodian named in the Custodial Agreement; (ii) it does not own a controlling interest in such custodian either directly or through Affiliates; (iii) and no director or officer of Buyer is also a director or officer of such custodian.

         (d) Seller represents and warrants that (i) it is a separate and independent corporate entity from the custodian named in the Custodial Agreement; (ii) it does not own a controlling interest in such custodian either directly or through Affiliates; (iii) and no director or officer of Seller is also a director or officer of such custodian.

         9. REPURCHASE OF CONTRACTS. Upon discovery by Seller of a breach of any of the representations and warranties set forth in Commercial Exhibit B or Residential Exhibit B, as the case may be, Seller shall give prompt written notice thereof to Buyer. If Seller does not correct or cure such breach on or before the 15th day following the earlier of discovery of such breach by Seller or receipt of notice of such breach, then Seller shall repurchase such Contract on the Repurchase Date next succeeding such 15th day following receipt of such notice (or, if such 15th day following receipt of such notice occurs on a Repurchase Date, on such Repurchase Date). The provisions of this Section shall not be deemed to limit, or affect the time periods provided for in, any other provision of this Agreement respecting margin maintenance or otherwise.

         10. REHYPOTHECATION. (a) Paragraph 8 of the Master Repurchase Agreement is amended by deleting "or pay Income" in the ninth line thereof and deleting the comma in the tenth line thereof.

         (b) Buyer may at its sole election engage in repurchase transactions with the Purchased Securities or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Securities with a counterparty of Buyer's choice; PROVIDED, HOWEVER, that no such transaction by Buyer shall relieve Buyer of its obligations to WFC in connection with the repurchase by WFC of any Purchased Securities in accordance with the terms of this Agreement and the relevant Confirmation.

         11. EVENTS OF DEFAULT. (a) In addition to the Events of Default described in the Master Repurchase Agreement, the occurrence of any of the following shall constitute an Event of Default:

         (i) Seller shall fail to perform or comply with, or shall admit its inability to or intention not to perform or comply with, any covenant or agreement contained in these Supplemental Terms and Conditions.

         (ii) Seller shall (x) default or breach its obligations under any repurchase agreement, reverse repurchase agreement or other agreement with Buyer or any Affiliate of Buyer or (y) default or breach any of its obligations under any material agreement with any other person (except WREI).

         (iii) A material adverse change (a "Material Adverse Change") shall have occurred with respect to the financial condition, business, litigation or operations of Seller or Guarantor.

         (iv) Any report by independent accountants of Seller's or Guarantor's financial condition issued after the Restatement Date shall contain any "going concern" qualification or limitation.

         (v) A Change in Control shall have occurred. For this purpose, a Change in Control shall have occurred if (x) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Restatement Date) shall own directly or indirectly, beneficially or of record, shares or other equity interests representing more than 35% of the aggregate voting power represented by the issued and outstanding partnership or other equity interests of Seller or Guarantor; (y) a majority of the seats (other than vacant seats) on the board of directors (or equivalent body) of Seller or Guarantor shall at any time be occupied by persons who were neither (A) nominated by the board of directors (or such body) of Seller or Guarantor nor
(B) appointed by directors (or equivalent persons) so nominated; (z) any change in control (or similar event, however denominated) with respect to Seller or Guarantor shall occur under and as defined in any indenture, agreement or guaranty in
                                    respect of indebtedness to which Seller or Guarantor is a party or guarantor.

                                    (vi) The Agreement shall for any reason
                                    cease to create in favor or Buyer a valid ownership or first priority security interest in any of the Purchased Securities purported to be covered thereby, and such failure is not cured, or the affected Contracts repurchased, by Seller, within 2 Business Days of the earlier of Seller's discovery of, or notice to Seller of, such failure.

                                    (vii) A final judgment by any competent
                                    court in the United States of America for the payment of money in an amount of at least $1,000,000 is rendered against Seller or Guarantor and the same remains undischarged for a period of 30 days during which execution of such judgment is not effectively stayed.

                                    (viii) WFC or Servicer shall fail to observe or perform any of the covenants or agreements under any Transaction Document, which failure, in the reasonable judgment of Buyer, materially and adversely affects Buyer.

                                    (ix) WFC shall fail to promptly notify Buyer of (i) the acceleration of any material debt obligation of WFC or Guarantor; (ii) the amount of any revolving or funded credit facility of WFC or Guarantor of $100 million or more entered into after the date hereof with any one new lender; (iii) any material adverse developments with respect to pending or future litigation involving WFC or Guarantor (other than foreclosures conducted by or on behalf of WFC or Guarantor and other like ordinary-course-of-business proceedings); and (iv) any other developments which materially and adversely affect the financial condition of WFC.

                           Notwithstanding any other provision of this Section 11(a) of the Supplemental Terms and Conditions, any repurchase period or cure period provided herein in respect of any action to be taken by Seller may be shortened to two (2) Business Days by Buyer if, in Buyer's sole good faith discretion, it is unreasonable to permit such cure period or repurchase period under the circumstances, taking into consideration, among other things, the volatility of the market for the Contracts involved, the extent and nature of any Event of Default (or events which with the given of such passage of time would constitute an Event of Default) and the risks inherent in deferring the exercise of remedies for the otherwise applicable repurchase period or cure period.

                           (b) In addition to the rights of the Buyer pursuant to Paragraph 11 of the Master Repurchase Agreement, upon the occurrence of an Event of Default by Seller:

                                    (i) All rights of Seller and Servicers to receive payments on, or otherwise service or possess Records with respect to, the Contracts shall cease, and all such rights shall thereupon become vested in Buyer, which shall thereupon have the sole right to receive such payments and apply them to the aggregate unpaid Repurchase Prices owed by Seller (subject to the rights of Obligors in respect of Escrow Payments, as defined in the Custodial Agreement) and to pay any excess either (x) to the Seller if in the Buyer's reasonable judgment the Seller is legally entitled thereto, (y) to such other party or Person as is in the Buyer's reasonable judgment is legally entitled thereto, or (z) if the Buyer cannot determine in its reasonable judgment the Person or party entitled thereto, as directed by a court of competent jurisdiction;

                                    (ii) All payments which are received by
                                    Seller and Servicers contrary to the
                                    provisions of the preceding clause (i) shall be received in trust for the benefit of Buyer and shall as soon as practicable, but no more than three (3) Business Days after receipt, be segregated from other funds of Seller; and

                                    (iii) The Pricing Rate for each day from and after the date of such Event of Default shall be a per annum rate equal to the sum of (x) the Pricing Rate otherwise applicable and (y) 2.00%.

                           (c) Each event specified in Section 11(a) of these
Supplemental Terms and Conditions may, at the option of Buyer, cause an acceleration of the Repurchase Date for a Transaction and shall be in addition to any other rights of Buyer to cause such an acceleration under the Agreement.

             12. REPURCHASE DATE AND REPURCHASE PRICE. Seller shall pay to Buyer on each Repurchase Date, to the extent not theretofore paid pursuant to Paragraph 5 of the Master Repurchase Agreement, (a) the accrued Price Differential with respect to each Transaction terminating on such Repurchase Date and (b) the portion of the amount by which the Repurchase Price of each such Transaction exceeds the Purchase Price of the next corresponding Rollover Transaction that is attributable to principal paydowns on, and reductions in the Market Value of, the relevant Purchased Securities during the term of such Transaction. Payment of amounts shall be made by wire transfer in immediately available funds in accordance with the intended recipient's written instructions. With respect to any Contract, notwithstanding the occurrence of a repossession, foreclosure, deed-in-lieu of foreclosure or other realization on the underlying property, such Contract shall be deemed outstanding for purposes of the calculation of the Repurchase Price and the servicing fee, and the repurchase obligation of Seller under the terms and conditions of the Agreement, and the payment of the Repurchase Price for such Contract by Seller shall entitle Seller to receive the non-cash property obtained through such realization (subject to the other provisions of the Agreement). The obligation of Seller to pay the Repurchase Price for any Transaction on a Repurchase Date shall not be lessened or otherwise affected in any way by the fact that Contracts subject to such Transaction may have ceased to exist by reason of such realization, and the payment of such Repurchase Price shall with respect to such Contracts, constitute a repurchase by Seller of all related rights, proceeds and underlying property, as applicable, in respect of such realization.

                  13. REPORTING REQUIREMENTS. Seller shall furnish to Buyer:

                      (a) within 90 days after the end of each fiscal year of Guarantor, Guarantor's consolidated balance sheet as at the end of such fiscal year and the related statements of income and cash flows for such fiscal year, audited by independent certified public accountants of recognized national standing, together with (i) management's discussion and analysis of yearly results compared to the prior year and (ii) an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such financial statements fairly present the financial condition and results of operations of Guarantor on a consolidated basis in accordance with generally accepted accounting principles consistently applied;

                      (b) within 45 days after the close of each quarterly accounting period in each fiscal year of Guarantor (other than the last fiscal quarter of any fiscal year), the consolidated balance sheet of Guarantor as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows for such quarterly accounting period, together with management's discussion and analysis of quarterly results and year-to-date results compared to the same periods in the prior year, all of which shall be certified by the chief financial officer of Guarantor, subject to normal year-end adjustments;

                      (c) within 45 days after the end of each month (other than the last month of any quarterly accounting period), the consolidated balance sheet of Guarantor as at the end of such month and the related consolidated statement of income for such month, all of which shall be certified by the chief financial officer of Guarantor, subject to normal year-end adjustments;

                      (d) within 30 days after the end of each month, loan level performance data as of the end of such month for any Securities subject to Transactions hereunder with respect to which Seller, Guarantor, any Servicer or any successor or Affiliate of any of them is the servicer or master servicer (collectively, "Wilshire-Serviced Securities"), including delinquency reports, pool analytic reports and static pool reports (including delinquency, foreclosure and net charge-off reports), all to the extent obtainable without unreasonable cost by Seller from the relevant trustee or servicer (it being recognized by the parties that the reports currently received by Seller or Buyer, as registered holder of the relevant Securities, do not include all such information);

                      (e) promptly following the occurrence thereof, written notice of any Event of Default, or any event, condition or circumstance which with the giving of notice and/or passage of time may constitute an Event of Default, in each case specifying the nature and extent thereof and the corrective action, if any, taken or proposed to be taken with respect thereto;

                      (f) promptly following the occurrence thereof, written notice of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any governmental authority, against Seller or Guarantor that might result in a Material Adverse Change;

                      (g) promptly following the occurrence thereof, written notice of any event, condition or circumstance that has resulted in, or may reasonably be expected to result in, a Material Adverse Change;

                      (h) promptly following the occurrence thereof, written notice of the receipt of any New Capital by any Prepayment Party (as such terms are defined in Section 16 below); and

                      (i) promptly, from time to time, such other information and reports regarding the operations, business affairs and financial condition of Seller or Guarantor, or compliance with the terms of the Agreement, as Buyer may reasonably request.

                 14. ACCESS TO INFORMATION. At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Contract that is the subject of a Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) Business Days after the date of such request.

                 15. SELLER'S COVENANT. During any Restricted Period (as defined below) occurring prior to the date on which Seller shall have paid in full all of its obligations hereunder, Seller shall not, without the prior written consent of Buyer, (x) pay any indebtedness outstanding on the Restatement Date to, or repurchase price under a repurchase agreement outstanding on the Restatement Date with, a party (other than Buyer) earlier than the scheduled due or repurchase date thereof or (y) provide security, margin, additional purchased securities, collateral or other credit support for any such indebtedness or repurchase price; PROVIDED, HOWEVER that this covenant shall not prohibit (i) the refinancing or replacement of currently existing indebtedness or repurchase agreement obligations, or of indebtedness or repurchase agreement obligations incurred in accordance with immediately following clause (ii), in each case on terms which are, taken as a whole, at least as favorable to Seller as those applicable to the indebtedness or repurchase agreement being refinanced or replaced, but this covenant will apply to the refinancing or replacement repurchase agreement as if it were outstanding on the Restatement Date, (ii) the incurrence by Seller of new indebtedness or of obligations under repurchase agreements, in each case on customary terms, in connection with the acquisition by Seller of the securities or instruments securing or subject to such indebtedness or repurchase agreements, (iii) compliance by Seller with mark to market provisions (including providing security, margin, additional purchased securities, collateral or other credit support as a result of a change in the value of securities or otherwise) in effect under agreements outstanding on the Restatement Date or entered into thereafter in accordance with immediately preceding clauses (i) and (ii), and (iv) repayment by Seller of indebtedness or of obligations under repurchase agreements to the extent required in connection with the sale of any securities or instruments securing or subject to such indebtedness or repurchase agreements. A Restricted Period exists whenever (a) an Event of Default exists as a result of the failure of Seller to pay a Repurchase Price or eliminate a Margin Deficit when required under the Agreement or any other repurchase agreement between Seller and Buyer or an Affiliate of Buyer or (b) any other Event of Default exists of which Buyer has given notice to Seller, in each case regardless of whether Buyer has exercised or intends to exercise any remedies with respect thereto.

                 16. MANDATORY PREPAYMENT OF REPURCHASE PRICE. In the event that, at any time from the Restatement Date through the date on which Seller shall have paid in full all of its obligations hereunder, any one or more of Seller, Guarantor or any of their respective subsidiaries (a "Prepayment Party") receive net proceeds ("New Capital") in an aggregate amount exceeding $50 million from the issuance or other disposition of indebtedness for money borrowed (excluding indebtedness of the kind described in clauses (i) and (ii) of the proviso in Section 15 hereof) or equity of any Prepayment Party, in one or more transactions, Seller shall cause 25% of such excess to be applied substantially simultaneously with the receipt thereof to pay outstanding repurchase prices on reverse repurchase agreements (including, without limitation, the Repurchase Prices under the Transactions) between Seller and Buyer or Affiliates of Buyer, all in such proportions as may be specified by Buyer and such Affiliates in their sole discretion. Seller's obligation under this Section 16 is the same as, and not in addition to, its identical obligation under any MBS Agreement of the kind referred to in the proviso to the definition of "MBS Agreement" in Section 6 hereof.

                 17. MUTUAL RELEASES. (a) As of the Restatement Date, each of Seller and Guarantor (on its own behalf and on behalf of WCC and WSC) hereby releases Buyer and all of their former and current officers, directors, employees, shareholders, agents, representatives, advisors, attorneys, accountants, parents, subsidiaries, Affiliates and any predecessors and successors of any of the foregoing (collectively, the "Buyer Releasees") from any and all claims, actions, cause of action, demands and charges of whatever nature, known or unknown, including actual, consequential, punitive and other damages, that either of them has or may have against any of the Buyer Releasees relating to or arising from the Agreement, the Original Agreements, any Transaction, any Original Transaction, any Security subject to any Transaction or Original Transaction, any other repurchase agreement to which Seller is a party with Buyer or any other Buyer Releasee, and all related documents and transactions.

                  (b) As of the Restatement Date, Buyer hereby releases Seller, Guarantor and all of their former and current officers, directors, employees, shareholders, agents, representatives, advisors, attorneys, accountants, parents, subsidiaries, Affiliates and any predecessors and successors of any of the foregoing (collectively, the "Seller Releasees") from any and all claims, actions, cause of action, demands and charges of whatever nature, known or unknown, including actual, consequential, punitive and other damages, that it has or may have against any of the Seller Releasees relating to or arising from the Agreement, the Original Agreement, any Transaction, any Original Transaction, any Security subject to any Transaction or Original Transaction, any other repurchase agreement to which Buyer is a party with Seller or any other Seller Releasee, and all related documents and transactions (collectively, the "Buyer Claims"); PROVIDED, HOWEVER, that this Section 17(b) shall not be deemed to release WREI or any of its officers, directors, employees, shareholders, agents, representatives, advisors, attorneys, accountants, parents, subsidiaries, Affiliates and any predecessors and successors of any of the foregoing, in each case in their respective capacities as such, from any Buyer Claims.

                 18. NOTICES. The text of Paragraph 13 of the Master Repurchase Agreement is replaced in ------- its entirety with the following:

                  "Any notice or communication in respect of this Agreement will be sufficiently given to a party if in writing and delivered in person, sent by certified or registered mail, return receipt requested, or by overnight courier or given by facsimile transfer at the following address or facsimile number:

                  If to Buyer:

                      11 Madison Avenue, 4th Floor
                      New York, New York  10010
                      Attention:  Kari A. Skilbred
                      Facsimile No.:  (212) 325-8107

                  with a copy to:
                      11 Madison Avenue
                      New York, New York 10010
                      Attention:  Lawrence Brandman, Esq.
                      Facsimile No.:  (212) 325-8219

                  If to Seller:
                      1776 S.W. Madison Street
                      Portland, Oregon  97205
                      Attention:  Brad Newman
                      Facsimile No.:  (503) 223-8799

                  with a copy to:
                      Stoel Rives LLP
                      900 S.W. Fifth Avenue
                      Portland, Oregon  97204-1268
                      Attention:  Gary Barnum
                      Facsimile No.:  (503) 220-2480

                  A notice or communication will be effective:

                  (i) if delivered by hand or sent by overnight courier, on the day and time it is delivered;

                  (ii) if sent by facsimile transfer on a machine providing for confirmation of receipt, on the day and time it is sent; or

                  (iii) if sent by certified or registered mail, return receipt requested, three days after dispatch.

                  Either party may by like notice to the other change the address or facsimile number at which notices or communications are to be given to it."

                  19. BINDING ON SUCCESSORS. All of the covenants, stipulations, promises and agreements in this Annex I shall bind the successors and assigns of the parties hereto, whether expressed or not.

                  20 COUNTERPARTS. This Annex I may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one and the same instrument.

                  21. FURTHER ASSURANCES. Seller and Buyer shall promptly provide such further assurances or agreements as Buyer or Seller, as the case may be, may reasonably request in order to effect the purposes of the Agreement.

                  22. NON-RELIANCE. Buyer and Seller each represents to the other that it is entering into this Agreement and will enter into each Transaction in reliance upon such tax, accounting, regulatory, legal and financial advice as it deems necessary and not upon any view expressed by the other.

                  23. EXPENSES. Seller shall promptly pay, or reimburse Buyer for the payment of, all reasonable legal, due diligence and other out-of-pocket costs and expenses incurred by Buyer in connection with the negotiation, preparation, establishment, enforcement and administration of the Agreement and the Transactions.

                  24. RETURN OF PURCHASED SECURITIES. Notwithstanding anything to the contrary contained in the Collateralization Agreement or Paragraph 12 of the Master Repurchase Agreement, if (i) no Event of Default shall have occurred under the Agreement, (ii) no "Event of Default" within the meaning of the Collateralization Agreement shall have occurred, (iii) the Seller shall have paid in full all of the Repurchase Prices of all of the Transactions, (iv) no Margin Deficit (within the meaning of the MBS Agreement) then exists under the MBS Agreement without regard to any Margin Excess existing under the Agreement, and (v) no other amounts remain owing by Seller under the Agreement, Buyer shall return to Seller any Purchased Securities then held by Buyer.

                  25. SINGLE AGREEMENT. The text of Paragraph 12 of the Master Repurchase Agreement is replaced in its entirety with the following:

                  Buyer and Seller hereby acknowledge that they consider all transactions and agreements between them to constitute a single business and contractual relationship and to have been made in consideration of each other and this Agreement. Therefore, (a) each party hereby agrees to perform all of its obligations to the other party with respect to all transactions or agreements between them, that a default in the performance of any such obligations ("Obligations") shall constitute an Event of Default hereunder, and that any Event of Default hereunder shall constitute a default in all such other transactions and agreements between them, (b) each party shall have a right of setoff against the other party for amounts owing hereunder and any other amounts or obligations owing in respect of any other agreement or transaction whatsoever, and (c) payments, deliveries and other transfers made by either party hereunder shall be considered to have been made in consideration of payments, deliveries and other transfers made by the other party with respect to all other agreements or transactions between them, and the Obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted. As security for the performance by each party of all of its Obligations, each party hereby grants to the other a security interest in all securities, instruments, money, and other property (and all distributions thereon, proceeds thereof and security entitlements with respect thereto) transferred by such party to the other pursuant to this Agreement or otherwise. With respect to defaulted Obligations which did not arise under this Agreement, such security interest may be enforced in accordance with the provisions of applicable law or Paragraph 11(d)(i) hereof (applying such Paragraph as if such defaulted Obligations were owed hereunder in respect of a Transaction in which the defaulting party is acting as Seller). Buyer will advise Seller promptly following the application of any payments or the exercise of setoff rights under this Paragraph 12.

                  26. CONSENT TO ASSIGNMENT. In accordance with Paragraph 15(a) of the Master Repurchase Agreement, Seller hereby consents to the assignment by CSFB ("Assignor") to Credit Suisse First Boston, Cayman Branch ("Assignee") of all of Buyer's rights and obligations under the Agreement and under all Transactions; PROVIDED, HOWEVER, that the foregoing consent shall not be effective if such assignment would impose new or additional tax liability on Seller. Upon any such assignment, Assignor shall be relieved of all of its obligations under the Agreement and such Transactions. Following any such assignment, (a) any notice or report required to be delivered to Buyer under the Agreement shall be delivered to Assignor, as agent for Assignee, at the same address set forth herein, (b) Assignor shall act solely as agent for Assignee, and Assignor shall have no responsibility or personal liability to Seller or Assignee arising from any failure of Seller or Assignee to pay or perform any obligation under the Agreement and (c) each of Seller and Assignee shall proceed against the other to collect or recover any assets or monies owing to it in connection with or as a result of any Transaction or otherwise under the Agreement.

                  27. JURISDICTION; NO JURY TRIAL. WFC agrees to submit to personal jurisdiction in the State of New York in any action or proceeding arising out of the Agreement. Buyer and WFC each hereby waive the right of trial by jury in any litigation arising hereunder.

                  28. INDEMNIFICATION; FEES AND DISBURSEMENTS. Seller hereby agrees to indemnify and hold harmless Buyer from any and all losses, damages, claims, judgments, costs (including attorney fees and costs) and other expenses arising from or relating to third party claims or third party claims Buyer reasonably believes may be asserted relating to (a) any Event of Default and (b) any error, or inaccuracy or untruthfulness in any representation or warranty contained in this Agreement (including each Exhibit) and without regard to any qualification thereof by "best of knowledge", "Seller's knowledge", "material" or other words of like import; provided, however, that with respect to representations or warranties qualified by words of such import, the Seller shall not be liable for breach of contract damages, nor for damages for any cause of action in tort, nor for any punitive or consequential damages, unless (in each case) either (i) such damages are actually incurred by Buyer, or (ii) such representation or warranty, as modified by such words of limitation, has been breached. In the event that either party commences a lawsuit or proceeding against the other in connection with the Agreement, any and all reasonable attorneys' fees and costs incurred in connection with the lawsuit or proceeding shall be paid by the non-prevailing party after all appeals have been exhausted or not pursued.

                  29. PREPAYMENT. (a) Seller shall have the right to accelerate any Repurchase Date for any Transaction at any time and prepay any Transaction prior to the Repurchase Date and thereby terminate the Transaction, without penalty or premium, subject, however, to payment of Breakage Costs by Seller to Buyer as provided in subsection (b) below.

                  (b) Breakage Costs shall be paid by Seller to Buyer at the time of prepayment and shall be calculated as follows ("Breakage Costs"): the product of (x) the aggregate Repurchase Price (excluding Price Differential) and
(y) the product of (i) the Breakage Rate and (ii) a fraction, the numerator of which is the Breakage Period and the denomination of which is 360. "Breakage Rate" shall mean the applicable Pricing Rate minus the prevailing LIBOR. "Breakage Period" shall mean the number of days from the date of prepayment to and including the scheduled Repurchase Date. Notwithstanding anything herein to the contrary, in the event that the Contracts that are the subject of a prepaid Transaction are transferred or deposited to a depositor or sponsor of a securitization underwritten or placed by Buyer, then Seller shall not be obligated to pay Breakage Costs with respect to such Contracts.

                  30. EFFECTIVENESS. This Agreement shall become effective, as of the Restatement Date, upon the satisfaction of all of the following conditions:

                     (a) execution and delivery of the Agreement by all of the parties thereto;

                     (b) payment by Seller of the amount described in Section 2(a) hereof;

                     (c) execution and delivery of (x) the Collateralization Agreement, in form and substance satisfactory to Buyer, by all of the parties thereto and (y) any UCC-1 financing statements required by the Collateralization Agreement, in form and substance satisfactory to Buyer, by Seller;

                     (d) execution and delivery of the Guaranty Agreement, in form and substance satisfactory to Buyer, by Guarantor; and

                     (e) execution and delivery of amendments to the Custodial Agreement, the REO Subsidiary Pledge Agreement and the Servicing Letter Agreement, all as of the Restatement Date and in form and substance satisfactory to Buyer, by all of the parties thereto.

                  WILSHIRE FUNDING CORPORATION       CREDIT SUISSE FIRST BOSTON

                           MORTGAGE CAPITAL LLC

               By:____________________________    By:__________________________
               Name:                              Name:
               Title:                             Title:

               AGREED AS TO SECTIONS 17(a) AND 24 ONLY:

               WILSHIRE FINANCIAL SERVICES GROUP INC.

               By:_____________________________
               Name:
               Title: